Exhibit 16.01

[GRANT THORNTON LLP Letterhead]

December 30, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Re: Taitron Components Incorporated
File No. 0-25844

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Taitron Components Incorporated dated December 27, 2002, and agree with the statements concerning our Firm contained therein.

Very Truly Yours,

/s/ GRANT THORNTON LLP